Exhibit 3.2


                              ARTICLES OF AMENDMENT
                                       OF
                               FREESHOP.COM, INC.




     Pursuant  to  RCW  23B.10.060,   the  undersigned  corporation  adopts  the
following Articles of Amendment to its Second Amended and Restated Articles of Incorporation.


     FIRST:   The  name  of  the   corporation   is   FreeShop.com,   Inc.  (the
"Corporation").


     SECOND: The Second Amended and Restated Articles of Incorporation are hereby amended as follows:


     Article I of the Second Amended and Restated Articles of Incorporation is hereby amended to read henceforth in its entirety as follows:


                                 ARTICLE I. NAME


     The name of the corporation (the "Corporation") is Aptimus, Inc.


     THIRD: The foregoing amendment was adopted by the Board of Directors of the Corporation on September 13, 2000. Shareholder action was not required.



FREESHOP.COM, INC.


By:  /s/ David H. Davis                      Date:    10-11-00
   ----------------------------                    ----------------------------
   David H. Davis, Secretary